UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 24, 2009

CDSS Wind Down Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue
Suite 1500
Dallas, Texas 75201
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

CDSS Wind Down Inc. (the “Company”) has engaged Malone & Bailey PC (“Malone & Bailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 to replace the firm of KBA Group LLP (“KBA”).  The engagement of Malone & Bailey is effective as of July 24, 2009.  The Company previously disclosed the resignation of KBA on a Current Report on Form 8-K, dated June 3, 2009, the terms of which are incorporated by reference herein.

During the Company’s two most recent fiscal years, and in the subsequent interim period though July 24 , 2009, neither the Company nor anyone on its behalf consulted with Malone & Bailey regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and Malone & Bailey did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDSS Wind Down Inc.,
a Delaware corporation
Dated: July 29, 2009	By:	/s/ Steven B. Solomon
Steven B. Solomon
CHIEF EXECUTIVE OFFICER